Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Employee Stock Purchase Plan, and the 2013 Equity Incentive Plan of RetailMeNot, Inc. of our report dated February 18, 2014, with respect to the consolidated financial statements of RetailMeNot, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

May 9, 2014